As filed with the Securities and Exchange Commission on August 23, 2001

                                                              File No. 333-33208
--------------------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                                      ON
                                   FORM S-3

                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933
                          --------------------------
                               SMTC CORPORATION

            (Exact name of registrant as specified in its charter)

               Delaware                                    98-0197680
      (State or Other Jurisdiction                      (I.R.S. Employer
    of Incorporation or Organization)                   Identification No.)

                                 635 Hood Road
                               Markham, Ontario
                                Canada L3R 4N6
                                (905) 479-1810
              (Address, Including Zip Code and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)

                                  Paul Walker
                                   President
                               SMTC Corporation
                                 635 Hood Road
                               Markham, Ontario
                                Canada L3R 4N6
                                (905) 479-1810


                        ------------------------------
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                                With a copy to:
                             Alfred O. Rose, Esq.
                                 Ropes & Gray
                            One International Place
                            Boston, MA  02110-2624
                                (617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]




                                   CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
 Title of Shares        Amount To Be         Proposed Maximum        Proposed Maximum         Amount of
 To Be Registered        Registered           Offering Price        Aggregate Offering    Registration Fee
                                              Per Share (2)             Price (2)
------------------------------------------------------------------------------------------------------------------
Common Stock,
  $0.01 par value
   per share               12,650,000(1)                 $16.00            $202,400,000          $53,434(3)

------------------------------------------------------------------------------------------------------------------

/(1)/ Of the 12,650,000 shares registered by this registration statement, 4,365,000 shares were registered to be issued in exchange for exchangeable shares of SMTC Manufacturing Corporation of Canada, one of our subsidiaries.
/(2)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended. /(3)/ $33,000 was paid on March 20, 2000, $7,750 was paid on May 23, 2000, $160 was paid on June 19, 2000 and $12,524 was paid on July 20, 2000.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             DATED AUGUST 23, 2001

                                  PROSPECTUS

                               4,375,000 Shares

                               SMTC CORPORATION

                                 Common Stock


  The shares of our common stock offered by this prospectus will be issued in exchange for exchangeable shares of SMTC Corporation of Canada, or SMTC Canada, one of our subsidiaries. We are bearing the expenses of registration of the shares in this prospectus.

  Our shares of common stock have been approved for quotation on the NASDAQ National Market under the symbol "SMTX". The exchangeable shares are traded on the Toronto Stock Exchange under the symbol "SMX". On August 22, 2001 the closing sale price of the common stock on Nasdaq was $2.60 per share.



                              ____________________



  Investing in our common stock involves risks.  "Risk Factors" begin on page 3.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.



                              ____________________

                The date of this prospectus is August 23, 2001.


  You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are offering to exchange exchangeable shares of SMTC Canada for shares of our common stock only in jurisdictions where such exchanges are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

                              PROSPECTUS SUMMARY

     This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed in the forward-looking statements as a result of factors described under "Risk Factors" and elsewhere in this prospectus.

SMTC Corporation

     We are a leading provider of advanced electronics manufacturing services, or EMS, to electronics industry original equipment manufacturers, or OEMs, worldwide. We service our customers through ten manufacturing and technology centers strategically located in key technology corridors in the United States, Canada, Europe and a cost-effective region of Mexico. Our full range of value-added services include product design, procurement, prototyping, assembly, test, final system build, comprehensive supply chain management, packaging, global distribution and after-sales support. Our business is focused on the communications, networking and computing sectors. We believe we are well-positioned to capitalize on the significant market opportunity to provide advanced EMS solutions to OEMs on a global basis.

     We have customer relationships with over 50 OEMs, many of which date back more than five years. Our customers include industry leading OEMs such as Alcatel, Dell, EMC, IBM and Lucent Technologies. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource manufacturing services, to consolidate their supply base and to form long-term strategic partnerships with selected high quality EMS providers. We also have relationships with a number of emerging companies in the high-growth communications and networking sectors, including Cobalt Networks (now part of Sun Microsystems), Netopia, and Sycamore Networks. In 2000, approximately 79% of our pro forma revenue was generated from the communications and networking sectors. We expect to continue to grow our business both through the addition of new, high quality customers and the expansion of our relationships with our existing customers.

     Since 1995 we and our predecessors have completed eight acquisitions and one new site development which have substantially expanded our geographic reach, added manufacturing capacity, enabled us to diversify into new markets and broadened our technological capabilities and service offerings. Our corporate structure is the result of the July 1999 combination of the former SMTC Corporation, or Surface Mount, and HTM Holdings, Inc., or HTM. Combining Toronto, Ontario based Surface Mount and Denver, Colorado based HTM provided us with increased strategic and operating scale and greater geographic breadth. After the combination, we purchased Zenith Electronics' facility in Chihuahua, Mexico, which expanded our cost-effective manufacturing capabilities in an important geographic region. In September 1999, we established a manufacturing presence in the Northeastern United States and expanded our value-added services to include high precision enclosures capabilities by acquiring Boston, Massachusetts based W.F. Wood, Incorporated, or W.F. Wood. In July 2000, we acquired Pensar Corporation, or Pensar, an EMS company specializing in design engineering headquartered in Appleton, Wisconsin. In November 2000, we acquired Qualtron Teoranta, or Qualtron, a provider of specialized cable and harness assemblies, based in Donegal, Ireland and Haverhill, Massachusetts. We intend to continue to capitalize on the attractive acquisition opportunities that exist in the EMS marketplace.

Our Solutions

     Our solutions capitalize on our technological capabilities and the service offerings we deliver to OEMs. Key elements of our solutions include:

  . Customer focused Team Oriented Production System, or T.O.P.S. Our cross-functional teams work as customer-focused business units without departmental barriers. As a result, we are able to tailor the manufacturing process for each customer resulting in reduced cycle times and quick time-to-market capabilities.

  . Comprehensive Supply Chain Management; Web-based System. Our supply chain management expertise enables us to rapidly scale operations to meet customer needs, shift capacity in response to product demand fluctuations, reduce material costs and effectively distribute products to our customers or their end-customers. In addition, we have available and are implementing a web-based supply chain management system which allows us to communicate, collaborate and plan with our suppliers and customers in real time.

  . Fully Integrated Worldwide Factories. Our global reach enables us to provide OEMs with the flexibility to manufacture products locally in several regions of the world. All of our assembly locations operate under the same model and with the same systems, allowing customers to seamlessly transfer their production from one of our facilities to another. This gives our customers greater flexibility to transfer production to the facility that suits their needs, enhances communication among facilities and allows our employees to work effectively at any of our sites.

Our Strategy

  Our objective is to enhance our position as a leading EMS provider to OEMs worldwide. We intend to achieve this objective by pursuing the following strategies:

  .   Expand our global presence in strategic markets;

  .   Continue to provide leading edge supply chain management capabilities;

  . Strengthen our relationships with leading and emerging global OEMs in attractive EMS segments;

  . Provide advanced technological capabilities and comprehensive service offerings; and

  . Pursue selective acquisition opportunities, including asset divestitures by OEMs.

Initial Public Offering

  On July 27, 2000, we consummated an initial public offering of 6,625,000 shares of our common stock and 4,375,000 exchangeable shares of our subsidiary SMTC Manufacturing Corporation of Canada, or SMTC Canada. Each exchangeable share of SMTC Canada is exchangeable at the option of the holder at any time into one share of our common stock, subject to compliance with applicable securities laws.

  On August 18, 2000, we sold an additional 1,650,000 shares of common stock upon exercise of the underwriters' over-allotment option.

Address

  SMTC Corporation is a Delaware corporation incorporated in 1998. Our principal executive office is located at 635 Hood Road, Markham, Ontario, Canada L3R 4N6 and our telephone number is (905) 479-1810. We maintain a website on the Internet at www.smtc.com. Our website, and the information contained therein, is not a part of this prospectus.

The Offering


Common Stock offered by SMTC in exchange for the
outstanding exchangeable shares of SMTC Canada.....................     4,375,000 shares

Use of  proceeds...................................................     SMTC will not receive any proceeds  from the exchange of the exchangeable shares of SMTC Canada into shares of common
                                                                        stock.

Nasdaq National Market symbol for common stock.....................     SMTX

Exchange Procedure


  Holders of exchangeable shares may initiate the exchange of their exchangeable shares for common stock by exercising their retraction rights. The retraction right is exercised by presenting to SMTC Canada or to CIBC Mellon Trust Company, as trustee, (i) a certificate or certificates representing the number of exchangeable shares the holder desires to retract; (ii) a duly executed retraction request indicating the number of exchangeable shares the holder desires to retract and the retraction date; and (iii) such other documents as may be required to effect the retraction of the retracted exchangeable shares.
A holder wishing to exercise the retraction right must present these documents to SMTC Canada or to the trustee at least 10 business days prior to the retraction date specified in the retraction request. The retraction rights of holders of exchangeable shares and the retraction procedure are described in greater detail under "Certain Details of the Exchangeable Shares."

                           FORWARD-LOOKING STATEMENTS

  A number of the matters and subject areas discussed in this prospectus are forward-looking in nature. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally;

these expectations may differ materially from SMTC's actual future experience involving any one or more of such matters and subject areas. SMTC cautions readers that all statements other than statements of historical facts included in this prospectus regarding SMTC's financial position and business strategy may constitute forward-looking statements. All of these forward-looking statements are based upon estimates and assumptions made by SMTC's management, which although believed to be reasonable, are inherently uncertain. Therefore, undue reliance should not be placed on such estimates and statements. No assurance can be given that any of such estimates or statements will be realized, and it is likely that actual results will differ materially from those contemplated by such forward-looking statements. Factors that may cause such differences include: (1) increased competition; (2) increased costs; (3) the inability to consummate business acquisitions on attractive terms; (4) the loss or retirement of key members of management; (5) increases in SMTC's cost of borrowings or lack of availability of additional debt or equity capital on terms considered reasonable by management; (6) adverse state, federal or foreign legislation or regulation or adverse determinations by regulators; (7) changes in general economic conditions in the markets in which SMTC may compete and fluctuations in demand in the electronics industry; (8) the inability to manage inventory levels efficiently in light of changes in market conditions; and (9) the inability to sustain historical margins as the industry develops. SMTC has attempted to identify certain of the factors that it currently believes may cause actual future experiences to differ from SMTC's current expectations regarding the relevant matter or subject area. In addition to the items specifically discussed in the foregoing, SMTC's business and results of operations are subject to the risks and uncertainties described under the heading "Risk Factors and Factors That May Affect Future Results" below. The operations and results of SMTC's business may also be subject to the effect of other risks and uncertainties. Such risks and uncertainties include, but are not limited to, items described from time to time in SMTC's reports filed with the Securities and Exchange Commission (the "SEC" or the "Commission").

            RISK FACTORS AND FACTORS THAT MAY AFFECT FUTURE RESULTS

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

A majority of our revenue comes from a small number of customers; if we lose any of our largest customers, our revenue could decline significantly.

  Our largest customer in the six months ended July 1, 2001 was IBM, which represented approximately 14.9% of our total revenue for such period. Our next five largest customers collectively represented an additional 34.8% of our total revenue in the first six months of 2001. We expect to continue to depend upon a relatively small number of customers for a significant percentage of our revenue. In addition to having a limited number of customers, we manufacture a limited number of products for each of our customers. If we lose any of our largest customers or any product line manufactured for one of our largest customers, we could experience a significant reduction in our revenue. Also, the insolvency of one or more of our largest customers or the inability of one or more of our largest customers to pay for its orders could decrease revenue. As many of our costs and operating expenses are relatively fixed, a reduction in net revenue can decrease our profit margins and adversely affect our business, financial condition and results of operations.

Our industry is very competitive and we may not be successful if we fail to compete effectively.

  The electronics manufacturing services (EMS) industry is highly competitive. We compete against numerous domestic and foreign EMS providers including Celestica Inc., Flextronics International Ltd., Jabil Circuit, Inc., SCI Systems, Inc. and Solectron Corporation. In addition, we may in the future encounter competition from other large electronics manufacturers that are selling, or may begin to sell, electronics manufacturing services. Many of our competitors have international operations, and some may have substantially greater manufacturing, financial research and development and marketing resources and lower cost structures than we do. We also face competition from the manufacturing operations of current and potential customers, which are continually evaluating the merits of manufacturing products internally versus the advantages of using external manufacturers.

We may experience variability in our operating results, which could negatively impact the price of our shares.

  Our annual and quarterly results have fluctuated in the past. The reasons for these fluctuations may similarly affect us in the future. Historically, our calendar fourth quarter revenue has been highest and our calendar first quarter revenue has been lowest. Prospective investors should not rely on results of operations in any past period to indicate what our results will be for any future period. Our operating results may fluctuate in the future as a result of many factors, including:

  . variations in the timing and volume of customer orders relative to our manufacturing capacity;

  .       variations in the timing of shipments of products to customers;

  .       introduction and market acceptance of our customers' new products;

  .       changes in demand for our customers' existing products;

  . the accuracy of our customers' forecasts of future production requirements;

  . effectiveness in managing our manufacturing processes and inventory levels;

  . changes in competitive and economic conditions generally or in our customers' markets;

  .       changes in the cost or availability of components or skilled labor;
          and

  . the timing of, and the price we pay for, acquisitions and related integration costs.

  In addition, most of our customers typically do not commit to firm production schedules more than 30 to 90 days in advance. Accordingly, we cannot forecast the level of customer orders with certainty. This makes it difficult to schedule production and maximize utilization of our manufacturing capacity. In the past, we have been required to increase staffing, purchase materials and incur other expenses to meet the anticipated demand of our customers. Sometimes anticipated orders from certain customers have failed to materialize, and sometimes delivery schedules have been deferred as a result of changes in a customer's business needs. Any material delay, cancellation or reduction of orders from our largest customers could cause our revenue to decline significantly. In addition, as many of our costs and operating expenses are relatively fixed, a reduction in customer demand can decrease our gross margins and adversely affect our business, financial condition and results of operations. On other occasions, customers have required rapid and unexpected increases in production, which have placed burdens on our manufacturing capacity. Any of these factors or a combination of these factors could have a material adverse effect on our business, financial condition and results of operations.

We are dependent upon the electronics industry, which produces technologically advanced products with short life cycles.

  Substantially all of our customers are in the electronics industry, which is characterized by intense competition, short product life-cycles and significant fluctuations in product demand. In addition, the electronics industry is generally subject to rapid technological change and product obsolescence. If our customers are unable to create products that keep pace with the changing technological environment, their products could become obsolete and the demand for our services could significantly decline. Our success is largely dependent on the success achieved by our customers in developing and marketing their products. Furthermore, this industry is subject to economic cycles and has in the past experienced downturns. The downturn in the electronics industry that began in the first quarter of 2001 has adversely affected us. A future recession or a downturn in the electronics industry would also likely have a material adverse effect on our business, financial condition and results of operations.

Shortage or price fluctuation in component parts specified by our customers could delay product shipment and affect our profitability.

  A substantial portion of our revenue is derived from "turnkey" manufacturing. In turnkey manufacturing, we provide both the materials and the manufacturing services. If we fail to manage our inventory effectively, we may bear the risk of fluctuations in materials costs, scrap and excess inventory, all of which can have a material adverse effect on our business, financial condition and results of operations. We are required to forecast our future inventory needs based upon the anticipated demands of our customers. Inaccuracies in making these forecasts or estimates could result in a shortage or an excess of materials. In addition, delays, cancellations or reductions of orders by our customers could result in an excess of materials. A shortage of materials could lengthen production schedules and increase costs. An excess of materials may increase the costs of maintaining inventory and may increase the risk of inventory obsolescence, both of which may increase expenses and decrease profit margins and operating income. Many of the products we manufacture require one or more components that we order from sole-source suppliers. Supply shortages for a particular component can delay productions of all products using that component or cause cost increases in the services we provide. In addition, in the past, some of the materials we use, such as memory and logic devices, have been subject to industry-wide shortages. As a result, suppliers have been forced to allocate available quantities among their customers and we have not been able to obtain all of the materials desired. Our inability to obtain these needed materials could slow production or assembly, delay shipments to our customers, increase costs and reduce operating income. Also, we may bear the risk of periodic component price increases. Accordingly, some component price increases could increase costs and reduce operating income. Also we rely on a variety of common carriers for materials transportation, and we route materials through various world ports. A work stoppage, strike or shutdown of a major port or airport could result in manufacturing and shipping delays or expediting charges, which could have a material adverse effect on our business, financial condition and results of operations.

We have experienced significant growth in a short period of time and may have trouble integrating acquired businesses and managing our expansion.

  Since 1996, we have completed eight acquisitions. Acquisitions may involve numerous risks, including difficulty in integrating operations, technologies, systems, and products and services of acquired companies; diversion of management's attention and disruption of operations; increased expenses and working capital requirements; entering markets in which we have limited or no prior experience and where competitors in such markets have stronger market positions; and the potential loss of key employees and customers of acquired companies. In addition, acquisitions may involve financial risks, such as the potential liabilities of the acquired businesses, the dilutive effect of the issuance of additional equity securities, the incurrence of additional debt, the financial impact of transaction expenses and the amortization of goodwill and other intangible assets involved in any transactions that are accounted for using the purchase method of accounting, and possible adverse tax and accounting effects. We have a limited history of owning and operating our acquired businesses on a consolidated basis. There can be no assurance that we will be able to meet performance expectations or successfully integrate our acquired businesses on a timely basis without disrupting the quality and reliability of service to our customers or diverting management resources. Our rapid growth has placed and will continue to place a significant strain on management, on our financial resources, and on our information, operating and financial systems.
If we are unable to manage this growth effectively, it may have a material adverse effect on our business, financial condition and results of operations.

Our acquisition strategy may not succeed.

  As part of our business strategy, we expect to continue to grow by pursuing acquisitions of other companies, assets or product lines that complement or expand our existing business. Competition for attractive companies in our industry is substantial. We cannot assure you that we will be able to identify suitable acquisition candidates or finance and complete transactions that we select. Our failure to execute our acquisition strategy may have a material adverse effect on our business, financial condition and results of operations. Also, if we are not able to successfully complete acquisitions, we may not be able to compete with larger EMS providers who are able to provide a total customer solution.

If we do not effectively manage the expansion of our operations, our business may be harmed.

  We have grown rapidly in recent periods, and this growth may be difficult to sustain. Internal growth and further expansion of services may require us to expand our existing operations and relationships. We plan to expand our design and development services and our manufacturing capacity by expanding our facilities and by adding new equipment. Expansion has caused, and is expected to continue to cause, strain on our infrastructure, including our managerial, technical, financial and other resources. Our ability to manage future growth effectively will require us to attract, train, motivate and manage new employees successfully, to integrate new employees into our operations and to continue to improve our operational and information systems. We may experience inefficiencies as we integrate new operations and manage geographically dispersed operations. We may incur cost overruns. We may encounter construction delays, equipment delays or shortages, labor shortages and disputes, and production start-up problems that could adversely affect our growth and our ability to meet customers' delivery schedules. We may not be able to obtain funds for this expansion on acceptable terms or at all. In addition, we expect to incur new fixed operating expenses associated with our expansion efforts, including increases in depreciation expense and rental expense. If our revenue does not increase sufficiently to offset these expenses, our business, financial condition and results of operations would be materially adversely affected.

If we are unable to respond to rapidly changing technology and process development, we may not be able to compete effectively.

  The market for our products and services is characterized by rapidly changing technology and continuing process development. The future success of our business will depend in large part upon our ability to maintain and enhance our technological capabilities, to develop and market products and services that meet changing customer needs, and to successfully anticipate or respond to technological changes on a cost-effective and timely basis. In addition, the EMS industry could in the future encounter competition from new or revised technologies that render existing technology less competitive or obsolete or that reduce the demand for our services. There can be no assurance that we will effectively respond to the technological requirements of the changing market.
To the extent we determine that new technologies and equipment are required to remain competitive, the development, acquisition and implementation of such technologies and equipment may require us to make significant capital investments. There can be no assurance that capital will be available for these purposes in the future or that investments in new technologies will result in commercially viable technological processes.

Our business will suffer if we are unable to attract and retain key personnel and skilled employees.

  We depend on the services of our key senior executives, including Paul Walker, Philip Woodard, Gary Walker and Derrick D'Andrade. Our business also depends on our ability to continue to recruit, train and retain skilled employees, particularly executive management, engineering and sales personnel. Recruiting personnel in our industry is highly competitive. In addition, our ability to successfully integrate acquired companies depends in part on our ability to retain key management and existing employees at the time of the acquisition. There can be no assurance that we will be able to retain our executive officers and key personnel or attract qualified management in the future.

  In the first half of 2001, we responded to the downturn in the electronics industry by reducing our workforce from 6,173 at December 31, 2000 to 2,818 at July 1, 2001. If demand for our products and services grows, we may find it difficult to expand our workforce to meet that demand.

Risks particular to our international operations could adversely affect our overall results.

  Our success will depend, among other things, on successful expansion into new foreign markets in order to offer our customers lower cost production options. Entry into new foreign markets may require considerable management time as well as start-up expenses for market development, hiring and establishing office facilities before any significant revenue is generated. As a result, operations in a new foreign market may operate at low profit margins or may be unprofitable. Revenue generated outside of the United States and Canada was approximately 10% for the six month period ended July 1, 2001. International operations are subject to inherent risks, including:

  .   fluctuations in the value of currencies and high levels of inflation;

  . longer payment cycles and greater difficulty in collecting amounts receivable;

  . unexpected changes in and the burdens and costs of compliance with a variety of foreign laws;

  .   political and economic instability;

  .   increases in duties and taxation;

  . inability to utilize net operating losses incurred by our foreign operations to reduce our U.S. and Canadian income taxes;

  . imposition of restrictions on currency conversion or the transfer of funds; and

  .   trade restrictions.

We are subject to a variety of environmental laws, which expose us to potential financial liability.

  Our operations are regulated under a number of federal, state, provincial, local and foreign environmental and safety laws and regulations, which govern, among other things, the discharge of hazardous materials into the air and water as well as the handling, storage and disposal of such materials. Compliance with these environmental laws is a major consideration for us because we use metals and other hazardous materials in our manufacturing processes. We may be liable under environmental laws for the cost of cleaning up properties we own or operate if they are or become contaminated by the release of hazardous materials, regardless of whether we caused such release. In addition we, along with any other person who arranges for the disposal of our wastes, may be liable for costs associated with an investigation and remediation of sites at which we have arranged for the disposal of hazardous wastes, if such sites become contaminated, even if we fully comply with applicable environmental laws. In the event of a contamination or violation of environmental laws, we could be held liable for damages including fines, penalties and the costs of remedial actions and could also be subject to revocation of our discharge permits. Any such revocations could require us to cease or limit production at one or more of our facilities, thereby having a material adverse effect on our operations. Environmental laws could also become more stringent over time, imposing greater compliance costs and increasing risks and penalties associated with any violation, which could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO OUR CAPITAL STRUCTURE

Our future indebtedness could adversely affect our financial health and severely limit our ability to plan for or respond to changes in our business.

  At July 1, 2001 we had $101.8 million of indebtedness under our senior credit facility. We may incur additional indebtedness from time to time to finance acquisitions or capital expenditures or for other purposes. This debt could have adverse consequences for our business, including:

  .   We will be more vulnerable to adverse general economic conditions;

  . We will be required to dedicate a substantial portion of our cash flow from operations to repayment of debt, limiting the availability of cash for other purposes;

  . We may have difficulty obtaining additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes;

  . We may have limited flexibility in planning for, or reacting to, changes in our business and industry;

  . We could be limited by financial and other restrictive covenants in our credit arrangements in our borrowing of additional funds; and

  . We may fail to comply with the covenants under which we borrowed our indebtedness, which could result in an event of default. If an event of default occurs and is not cured or waived, it could result in all amounts outstanding, together with accrued interest, becoming immediately due and payable. If we were unable to repay such amounts, the lenders could proceed against any collateral granted to them to secure that indebtedness.

  There can be no assurance that our leverage and such restrictions will not materially adversely affect our ability to finance our future operations or capital needs or to engage in other business activities. In addition, our ability to pay principal and interest on our indebtedness to meet our financial and restrictive covenants and to satisfy our other debt obligations will depend upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, certain of which are beyond our control, as well as the availability of revolving credit borrowings under our senior credit facility or successor facilities.

The terms of our credit agreement impose significant restrictions on our ability to operate.

  The terms of our current credit agreement restrict, among other things, our ability to incur additional indebtedness, pay dividends or make certain other restricted payments, consummate certain asset sales, enter into certain transactions with affiliates, merge, consolidate or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.
We are also required to maintain specified financial ratios and satisfy certain financial condition tests, which further restrict our ability to operate as we choose. The Company complied with all required covenants as at July 1, 2001 and accordingly the related debt is classified as long-term. However, it is unlikely the Company will earn sufficient EBITDA (earnings before interest expense, income taxes, depreciation and amortization) during the third quarter of 2001 to satisfy the requirements of the credit agreement. If the Company fails to meet the covenants, the lenders will have the right to demand repayment of the debt or to modify the existing credit agreement. The Company has notified the lenders of the possible future violation and is in the process of discussing the circumstances under which the lenders would be willing to waive or modify the financial covenants included in the credit agreement. There can be no assurance that those discussions will be successful.

  Substantially all of our assets and those of our subsidiaries are pledged as security under our senior credit facility.

Investment funds affiliated with Bain Capital, Inc., investment funds affiliated with Celerity Partners, Inc., Kilmer Electronics Group Limited and certain members of management have significant influence over our business, and could delay, deter or prevent a change of control or other business combination.

  Investment funds affiliated with Bain Capital, Inc., investment funds affiliated with Celerity Partners, Inc., Kilmer Electronics Group Limited and certain members of management held approximately 13.4%, 12.1%, 7.1% and 13.2%, respectively, of our outstanding shares as of June 30, 2001. In addition, two of the eight directors who serve on our board are, or were, representatives of the Bain funds, two are representatives of the Celerity funds, two are representatives of Kilmer Electronics Group Limited and two are members of management. By virtue of such stock ownership and board representation, the Bain funds, the Celerity funds, Kilmer Electronics Group Limited and certain members of management have a significant influence over all matters submitted to our stockholders, including the election of our directors, and exercise significant control over our business policies and affairs. Such concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.

Provisions in our charter documents and state law may make it harder for others to obtain control of us even though some stockholders might consider such a development favorable.

  Provisions in our charter, by-laws and certain provisions under Delaware law may have the effect of delaying or preventing a change of control or changes in our management that stockholders consider favorable or beneficial. If a change of control or change in management is delayed or prevented, the market price of our shares could suffer.

Certain differences may exist between the trading market for our common stock and the trading market for the exchangeable shares of SMTC Canada.

  Although the exchangeable shares of SMTC Canada are intended to be functionally and economically equivalent to shares of our common stock, there can be no assurance that the market price of the exchangeable shares will be identical, or even similar, to the market price of our common stock.

                                USE OF PROCEEDS

  Because the shares of our common stock offered hereunder will be issued in exchange for the exchangeable shares of our subsidiary SMTC Canada, none of which will be held by us, we will receive no proceeds from the sale of such common stock.

                                   DILUTION

  This offering is for shares of common stock to be issued in exchange for currently outstanding exchangeable shares. The exchange of common stock for exchangeable shares will not result in any change to the net tangible book value per share before and after the exchange of shares. Investors should be aware, however, that the price of our shares may not bear any rational relationship to net tangible book value per share.

                             PLAN OF DISTRIBUTION

  We offered an aggregate of 12,650,000 shares of common stock in our initial public offering. 4,375,000 of those shares were initially offered by our subsidiary, SMTC Canada, as exchangeable shares of its capital stock. The exchangeable shares of SMTC Canada may be exchanged at any time at the option of the holder on a one-for-one basis for shares of our common stock. The issuance of such shares of common stock in exchange for exchangeable shares is being registered by this prospectus. We have agreed to bear the expenses of registration of the shares in this prospectus.

  Holders of exchangeable shares may exchange their exchangeable shares for common stock by exercising their retraction rights, which are described under "Certain Details of the Exchangeable Shares-Retraction." A description of the tax effects of such exchange is also included under "Certain Details of the Exchangeable Shares-Certain Canadian Federal Income Tax Considerations."

  The exchangeable shares are intended to be functionally and economically equivalent to the shares of common stock, accordingly there are no material differences in the rights of the holders of common stock and the holders of exchangeable shares. Additional information on the rights of the holders of exchangeable shares is included under "Certain Details of the Exchangeable Shares."

                  CERTAIN DETAILS OF THE EXCHANGEABLE SHARES

  The following is a summary of the exchangeable share provisions and certain provisions of the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement. This summary is qualified in its entirety by reference to the full text of the exchangeable share provisions, the Voting and Exchange Trust Agreement and the Exchangeable Share Support Agreement, all of which were filed as exhibits to our Report on Form 10-Q for the quarterly period ended October 1, 2000, filed with the SEC on November 15, 2000.

General

  The exchangeable shares are intended to be functionally and economically equivalent to the shares of our common stock and are exchangeable at any time at the option of the holder on a one-for-one basis for shares of common stock.
SMTC Canada, SMTC and CIBC Mellon Trust Company, as trustee, have entered into a voting and exchange trust agreement pursuant to which SMTC issued one share of special voting stock, or special voting share, to the trustee to be held by the trustee for the benefit of the holders of exchangeable shares (other than SMTC and its affiliates). By furnishing instructions to the trustee under the Voting and Exchange Trust Agreement, holders of exchangeable shares will have the functionally equivalent voting rights with respect to SMTC as they would have upon an exchange of exchangeable shares for common stock. Holders of exchangeable shares will also be entitled to receive from SMTC Canada (i) cash dividends payable in U.S. dollars or Canadian dollars that are economically equivalent to cash dividends, if any, paid by SMTC on its common stock, and (ii) stock dividends consisting of the same number of exchangeable shares as is equal to the number of shares of common stock, if any, paid by SMTC as a stock dividend on its common stock. The exchangeable shares are subject to adjustment or modification in the event of a stock split or other change to the capital structure of SMTC so as to maintain the initial one-to-one relationship between the exchangeable shares and the common stock.

Retraction

  Subject to the exercise by SMTC Nova Scotia of its retraction call right, holders of exchangeable shares will be entitled to retract (that is, to require SMTC Canada to redeem) any or all of the exchangeable shares held by such holder for a retraction price per exchangeable share equal to one share of common stock plus any declared and unpaid dividends on such exchangeable share. Holders of the exchangeable shares may effect such retraction by presenting to SMTC Canada or to the trustee (i) a certificate or certificates representing the number of exchangeable shares the holder desires to retract; (ii) a duly executed retraction request indicating the number of exchangeable shares the holder desires to retract and the retraction date; and (iii) such other documents as may be required to effect the retraction of the retracted exchangeable shares.
A holder wishing to exercise the retraction right must present the foregoing documents to SMTC Canada or to the trustee at least 10 business days prior to the retraction date specified in the retraction request.

  When a holder requests SMTC Canada to redeem retracted exchangeable shares, SMTC Nova Scotia will have an overriding retraction call right to purchase on the retraction date all but not less than all of the retracted exchangeable shares, at a purchase price per share equal to one share of common stock plus any declared and unpaid dividends on such exchangeable share for each retracted exchangeable share. Upon receipt of a retraction request, SMTC Canada will immediately notify SMTC Nova Scotia of the retraction request. SMTC Nova Scotia must then advise SMTC Canada within five business days as to whether the retraction call right will be exercised. If SMTC Nova Scotia does not so advise SMTC Canada, SMTC Canada will notify the holder as soon as possible thereafter that SMTC Nova Scotia will not exercise the retraction call right. If, within such five business day period, SMTC Nova Scotia advises SMTC Canada that SMTC Nova Scotia will exercise the retraction call right, then provided the retraction request is not revoked by the holder as described below, the retraction request shall thereupon be considered only to be an offer by the holder to sell the retracted exchangeable shares to SMTC Nova Scotia in accordance with the retraction call right. If SMTC Nova Scotia exercises the retraction call right in respect of a holder's retracted exchangeable shares and pays all amounts payable by it to such holder in connection with such exercise, SMTC Canada shall no longer be obligated to pay to the holder any declared and unpaid dividends on such retracted exchangeable shares.

  A holder may revoke its retraction request, in writing, at any time prior to the close of business on the business day preceding the retraction date, in which case the retracted exchangeable shares will neither be purchased by SMTC Nova Scotia nor be redeemed by SMTC Canada. If a holder does not revoke its retraction request, the retracted exchangeable shares will, on the retraction date, be purchased by SMTC Nova Scotia or redeemed by SMTC Canada, as the case may be, in each case as set out above. SMTC Canada or SMTC Nova Scotia, as the case may be, will deliver or cause the transfer agent to deliver (i) certificates, representing the aggregate number of shares of common stock due, registered in the name of the holder or in such other name as the holder may request; and (ii) if applicable, a check for the aggregate amount of declared and unpaid dividends to the holder at the address recorded in the securities register or at the address specified in the holder's retraction request or by holding the same for pick up by the holder at the registered office of SMTC Canada or the office of the transfer agent as specified by SMTC Canada, in each case less any amounts withheld on account of tax required to be deducted and withheld therefrom.

  If, as a result of solvency requirements or applicable law, SMTC Canada is not permitted to redeem all retracted exchangeable shares tendered by a retracting holder, and provided that SMTC Nova Scotia has not exercised the retraction call right with respect to such retracted exchangeable shares, SMTC Canada will redeem only those retracted exchangeable shares tendered by the holder (rounded down to the nearest whole number of shares) as would not be contrary to such provisions of applicable law. The trustee, on behalf of the holder of any retracted exchangeable shares not so redeemed by SMTC Canada, will, pursuant to the exchange right, require SMTC to purchase the retracted exchangeable shares not redeemed on the retraction date.

Redemption

     Subject to applicable law and the redemption call right, SMTC Canada will, on the redemption date, redeem all but not less than all of the then outstanding exchangeable shares for a redemption price per exchangeable share equal to one share of common stock plus any declared and unpaid dividends on the exchangeable share. SMTC Canada will, at least 60 days prior to the redemption date, or such number of days as the board of directors of SMTC Canada may determine to be reasonably practicable under the circumstances in respect of a redemption date arising in connection with, among other events, an SMTC Control Transaction, an Exchangeable Share Voting Event or an Exempt Exchangeable Share Voting Event, provide the registered holders of the exchangeable shares with written notice of the proposed redemption of the exchangeable shares by SMTC Canada or of the purchase of the exchangeable shares by SMTC Nova Scotia pursuant to the redemption call right described below.

     SMTC Nova Scotia will have an overriding redemption call right to purchase on the redemption date all but not less than all of the exchangeable shares then outstanding (other than exchangeable shares held by SMTC and its affiliates) for a purchase price per exchangeable share equal to one share of common stock plus any declared and unpaid dividends on the exchangeable shares. Upon the exercise of the redemption call right, holders will be obligated to sell their exchangeable shares to SMTC Nova Scotia. If SMTC Nova Scotia exercises the redemption call right in respect of a holder's exchangeable shares and pays all amounts payable by it to such holder in connection with such exercise, SMTC Canada's right and obligation to redeem the exchangeable shares on such redemption date will terminate and it shall not be obligated to pay to the holder any declared and unpaid dividends on such exchangeable shares.

     The "redemption date" will be the date, if any, established by the board of directors of SMTC Canada for the redemption by SMTC Canada of all but not less than all of the outstanding exchangeable shares pursuant to the exchangeable share provisions, which date shall be no earlier than July 27, 2015, unless:

          (i) there are fewer than 500,000 exchangeable shares outstanding (other than exchangeable shares held by SMTC and its affiliates), as such number of shares may be adjusted by the board of directors of SMTC Canada to give effect to any subdivision or consolidation of or stock dividend on the exchangeable shares, any issue or distribution of rights to acquire exchangeable shares or securities exchangeable for or convertible into exchangeable shares, any issue or distribution of other securities or rights or evidences of indebtedness, or assets, or any other capital reorganization or other transaction affecting the exchangeable shares, in which case the board of directors of SMTC Canada may accelerate such redemption date to such date prior to July 27, 2015, as it may determine, upon at least 60 days' prior written notice to the registered holders of the exchangeable shares and the trustee;

          (ii) an SMTC Control Transaction occurs, in which case, provided that the board of directors of SMTC Canada determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the exchangeable shares in connection with such SMTC Control Transaction and that the redemption of all but not less than all of the outstanding exchangeable shares is necessary to enable the completion of such SMTC Control Transaction in accordance with its terms, the board of directors of SMTC Canada may accelerate such redemption date to such date prior to July 27, 2015 as it may determine upon such number of days' prior written notice to the registered holders of the exchangeable shares and the trustee as the board of directors of SMTC Canada may determine to be reasonably practicable in such circumstances;

          (iii) an Exchangeable Share Voting Event is proposed, in which case, provided that the board of directors of SMTC Canada has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a redemption date, in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, the redemption date shall be the business day prior to the record date for any meeting or vote of the holders of the exchangeable shares to consider the Exchangeable Share Voting Event, and the board of directors of SMTC Canada shall give such number of days' prior written notice of such redemption to the registered holders of the exchangeable shares and the trustee as it may determine to be reasonably practicable in such circumstances; or

          (iv) an Exempt Exchangeable Share Voting Event is proposed and the holders of the exchangeable shares fail to take the necessary action at a meeting or other vote of holders of exchangeable shares to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the business day following the day on which the holders of the exchangeable shares failed to take such action, and the board of directors of SMTC Canada shall give such number of days' prior written notice of such redemption to the registered holders of the exchangeable shares and the trustee as it may determine to be reasonably practicable in such circumstances, provided, however, that the accidental failure or omission to give any notice of redemption under clause (i), (ii), (iii) or (iv) above to less than 10% of such holders of exchangeable shares shall not affect the validity of any such redemption.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

       The following is a summary of the principal Canadian federal income tax considerations generally applicable to the redemption or exchange of exchangeable shares by holders who, for purposes of the Income Tax Act (Canada) (the "Tax Act"), are resident in Canada, hold their exchangeable shares, and will hold their shares of common stock, as capital property and deal at arm's length with SMTC Corporation, SMTC Nova Scotia and SMTC Canada. This summary does not apply to a holder with respect to whom SMTC Corporation is or will be a foreign affiliate within the meaning of the Tax Act.

       Exchangeable shares and shares of common stock will generally be considered to be capital property to a holder unless the shares are held in the course of carrying on a business or are acquired in a transaction considered to be an adventure in the nature of trade. Holders whose exchangeable shares might not otherwise qualify as capital property may be entitled to make an irrevocable election under subsection 39(4) of the Tax Act to have all their Canadian securities, including their exchangeable shares, treated as capital property in the taxation year in which the election is made and in all subsequent years. In addition, exchangeable shares and shares of common stock held by a financial institution, as defined for the purposes of the mark-to-market rules in the Tax Act, will generally not be considered to be capital property. Holders that are financial institutions should consult their own tax advisors to determine the tax consequences to them of the application of these rules.

       This summary is based on the current provisions of the Tax Act, the regulations thereunder and the current published administrative policies and assessment practices of the Canada Customs and Revenue Agency. This summary also takes into account all proposed amendments to the Tax Act and the regulations announced by the Minister of Finance before the date hereof. This summary does not otherwise take into account or anticipate changes in the law, whether by judicial, governmental or legislative action or decision, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

       THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF EXCHANGEABLE SHARES. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSEQUENCES OF THE REDEMPTION OR EXCHANGE OF EXCHANGEABLE SHARES HAVING REGARD TO THEIR PARTICULAR CIRCUMSTANCES.

       For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of shares of common stock must be expressed in Canadian dollars; amounts denominated in US. dollars must be converted into Canadian dollars based on the Canadian/US dollar exchange rate at the time the amounts arise.

Redemption or Exchange of Exchangeable Shares

       On the redemption (including a retraction) of an exchangeable share by SMTC Canada, the holder will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds (the fair market value at that time of the shares of common stock plus the amount of any cash received on the redemption) exceeds the paid-up capital for purposes of the Tax Act of the exchangeable share at the time of the redemption.

       Any deemed dividend received on a redemption by a holder who is an individual will be included in computing the holder's income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada.

       Any deemed dividend received on a redemption by a holder that is a corporation, other than a specified financial institution, as defined in the Tax Act, will be included in computing the holder's income and, subject to the discussion below respecting the denial of the inter-corporate dividend deduction, will generally be deductible in computing its taxable income.

       Any deemed dividend received on a redemption by a holder that is a specified financial institution will be deductible in computing its taxable income only if (i) the holder did not acquire the exchangeable shares in the ordinary course of its business, or (ii) at the time the deemed dividend is received, the exchangeable shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and the holder, alone or together with persons with whom it does not deal at arm's length, does not receive and is not deemed to receive dividends in respect of more than 10% of the outstanding exchangeable shares either directly or through a partnership or, in certain cases, through a trust.

       If SMTC Corporation, or any other person with whom SMTC Corporation does not deal at arm's length, is a specified financial institution at the time of a redemption, then subject to the exemption described below, a holder that is a corporation will not be entitled to deduct the deemed dividend received on the redemption in computing its taxable income. In general, a corporation is a specified financial institution if it is a bank, a trust company, a credit union, an insurance corporation or a corporation whose principal business is lending money to, or purchasing debt obligations issued by, persons with whom the corporation is dealing at arm's length or a combination of these activities, or a corporation that is controlled by, or related to, one or more of such entities. SMTC Corporation is of the view that neither it nor any person with whom it does not deal at arm's length is a specified financial institution at the present time. There can be no assurance, however, that this status will not change before exchangeable shares are redeemed. In any event, this rule will not apply if, at the time a deemed dividend is received on a redemption, SMTC Corporation is related to SMTC Canada for purposes of the Tax Act and the exchangeable shares are listed on a prescribed stock exchange in Canada, unless deemed dividends in respect of more than 10% of the outstanding exchangeable shares are, or are deemed to be, paid to the holder or to the holder and persons with whom the holder does not deal at arm's length or any partnership or trust of which the holder or non-arm's length person is a member or beneficiary.

       A holder that is a private corporation, as defined in the Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) may be liable to pay a refundable tax under
Part IV of the Tax Act of 33 1/3% of any deemed dividend received on the redemption of exchangeable shares to the extent that such deemed dividend is deductible in computing the holder's taxable income. A holder that is a Canadian-controlled private corporation, as defined in the Tax Act, may be liable to pay an additional refundable tax of 6 2/3% on any deemed dividend that is not deductible in computing taxable income.

       On the redemption (including a retraction) of an exchangeable share by SMTC Canada, the holder will also be considered to have disposed of the exchangeable share for proceeds of disposition equal to the redemption proceeds less the amount of any deemed dividend received on the redemption and will generally realize a capital gain (or a capital loss) equal to the amount by which such proceeds of disposition exceed (or are less than) the holder's adjusted cost base of the exchangeable share. See "-Taxation of Capital Gains or Capital Losses" below. In some circumstances, the amount of any deemed dividend received on a redemption by a holder that is a corporation may be treated as proceeds of disposition and not as a dividend.

       Where an exchangeable share is exchanged with SMTC Corporation or SMTC Nova Scotia for shares of common stock, the holder will generally realize a capital gain (or a capital loss) to the extent the proceeds of disposition of the exchangeable share exceed (or are less than) the holder's adjusted cost base of the exchangeable share and any reasonable costs of disposition. For this purpose, the proceeds of disposition will be the aggregate of the fair market value at the time of the exchange of the shares of common stock received on the exchange and the amount of any cash received by the holder as part of the exchange consideration. See "-Taxation of Capital Gains or Capital Losses" below.

       Because of the existence of the call rights, the exchange right and the automatic exchange right, a holder of exchangeable shares cannot control whether such holder will receive shares of common stock by way of redemption of the exchangeable shares by SMTC Canada or by way of exchange of the exchangeable shares with SMTC Corporation or SMTC Nova Scotia. As described above, the Canadian federal income tax consequences of a redemption differ from those of an exchange.

Acquisition, Holding and Disposition of Common Stock

       The cost of the shares of common stock received on the redemption or exchange of an exchangeable share will be equal to the fair market value of such shares at the time of redemption or exchange and will be averaged with the adjusted cost base of other shares of common stock held by the holder as capital property at that time.

       Dividends received on shares of common stock will be included in the holder's income for the purposes of the Tax Act. Such dividends received by a holder who is an individual will not be subject to the gross-up and dividend tax credit rules in the Tax Act. A holder that is a corporation will generally not be entitled to deduct any portion of the amount of such dividends in computing its taxable income unless SMTC Corporation is a "foreign affiliate" of such holder for the purposes of the Tax Act. Corporate holders in respect of whom SMTC Corporation is a foreign affiliate should consult with their own tax advisors in this regard. A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on such dividends. Subject to the detailed rules in the Tax Act, a holder may be entitled to a foreign tax credit or deduction for any United States non-resident withholding tax paid on dividends received on shares of common stock.

       A disposition or deemed disposition of common stock by a holder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition exceed (or are less than) the holder's adjusted cost base to the shareholder of common stock and any reasonable costs of disposition. See "-Taxation of Capital Gains or Capital Losses" below.

Taxation of Capital Gains or Capital Losses

       Under proposed amendments to the Tax Act, one-half of any capital gain (a "taxable capital gain") will generally be included in the holder's income in the taxation year in which the disposition occurs and one-half of any capital loss (an "allowable capital loss") may be deducted against taxable capital gains in the taxation year in which the disposition occurs in accordance with the rules in the Tax Act and the proposed amendments. Allowable capital losses which cannot be deducted from taxable capital gains in the year of disposition may generally be carried back three years and forward indefinitely to offset taxable capital gains in the years to the extent and in the circumstances set out in the Tax Act and the proposed amendments.

       Capital gains realized by individuals and certain trusts may give rise to alternative minimum tax under the Tax Act. A holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

       If the holder of an exchangeable share is a corporation, the amount of any capital loss arising on a disposition or deemed disposition of an exchangeable share may be reduced by the amount of dividends received or deemed to have been received by it on the share to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any such shares.

Qualified Investments

       Shares of common stock will be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and deferred income plans, provided such shares are listed on a prescribed stock exchange. Shares of common stock will be foreign property under the Tax Act.

Foreign Investment Entity Status

       On August 2, 2001, the Minister of Finance released draft legislation (the "proposed rules") relating to the income tax treatment of investments by Canadian residents in foreign investment entities ("FIEs") and superseding the previous releases in this regard by the Minister of Finance on June 22, 2000 and September 7, 2000, respectively. If the proposed rules are enacted in the form contained in the August 2, 2001 draft legislation, holders of exchangeable shares may be subject to special anti-deferral rules in each taxation year that begins after 2001, if SMTC Corporation is a FIE at the end of its last taxation year ended at or before the end of the relevant taxation year. In simplified terms, a foreign corporation, like SMTC Corporation, will be a FIE within the meaning of the proposed rules at the end of a taxation year if, at that time, the "carrying value" of its "investment property" represents more than 50% of the "carrying value" of all of its property.

       If the above-noted anti-deferral rules applied, the tax consequences of a redemption or an exchange of exchangeable shares would differ from those described above.

       The August 2, 2001 draft legislation has not been tabled in the House of Commons and its release was accompanied by an invitation from the Minister of Finance for comments from interested parties. Accordingly, it is impossible to predict whether the proposed rules will be enacted in the form contained in the August 2, 2001 draft legislation or what changes to the proposed rules might be made before they are enacted. However, SMTC Corporation believes that, if the proposed rules applied on the date hereof, it would not be a FIE and expects to conduct its affairs in such a manner that, if the proposed rules are enacted in the form contained in the draft legislation, it would not be a FIE at any relevant time in the foreseeable future.

Definitions

       Unless the context otherwise requires, the following terms shall have the meanings set forth below when used in the "Certain Details of the Exchangeable Shares" section.

       "Exchangeable Share Voting Event" means any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of SMTC Canada, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excluding any matter in respect of which holders of exchangeable shares are entitled to vote (or instruct the trustee to vote) in their capacity as beneficiaries under the Voting and Exchange Trust Agreement.

       "Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of exchangeable shares are entitled to vote as shareholders of SMTC Canada in order to approve or disapprove, as applicable, any change to; or in the rights of the holders of, the exchangeable shares, where the approval or disapproval, as applicable, of such change would be required to maintain the equivalence of the exchangeable shares and the common stock.

       "SMTC Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving, for or by SMTC, or any proposal to take any such action.

       "SMTC Nova Scotia" means SMTC Nova Scotia Company, a wholly-owned subsidiary of SMTC.

                                 LEGAL MATTERS

       The validity of the shares to be issued in this offering has been passed upon for us by Ropes & Gray, Boston, Massachusetts. Some partners of Ropes & Gray are members in RGIP LLC, which beneficially owns 27,971 shares of common stock of SMTC. RGIP LLC is also an investor in certain of the Bain Capital funds. The "Certain Details of the Exchangeable Shares - Certain Canadian Federal Income Tax Considerations" has been passed upon for us by McMillan Binch, Toronto, Ontario.

                                    EXPERTS

       Our consolidated financial statements and financial statement schedule as of December 31, 1999 and 2000 and for the years then ended and the consolidated financial statements of SMTC Corporation, or Surface Mount, as of August 31, 1998 and July 29, 1999 and each of the years in the two year period ended August 31, 1998 and for the period from September 1, 1998 to July 29, 1999 incorporated by reference herein and in the registration statement have been so incorporated in reliance on the reports of KPMG LLP, independent accountants and upon the authority of said firm as experts in accounting and auditing.

       The audited consolidated financial statements and financial statement schedule of SMTC Corporation (formerly HTM Holdings, Inc.) as of and for the year ended December 31, 1998 incorporated by reference herein and in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

       The financial statements of W.F. Wood, Incorporated as of December 31, 1997 and 1998 and September 3, 1999, and for each of the three years in the period ended December 31, 1998 and for the period from January 1, 1999 to September 3, 1999 incorporated by reference herein and in the registration statement have been so incorporated in reliance on the report of Canby, Maloney & Co., Inc., independent accountants, and upon the authority of such firm as experts in auditing and accounting.

       The financial statements of Pensar as of December 31, 1998 and 1999 and for each of the years in the three-year period ended December 31, 1999 incorporated by reference herein and in the registration statement have been so incorporated in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

       The financial statements of Qualtron as of September 30, 1999 and 2000 and for each of the years in the three-year period ended September 30, 2000 incorporated by reference herein and in the registration statement have been so incorporated in reliance upon the report of KPMG, chartered accountants, and upon the authority of said firm as experts in accounting and auditing.

                              RECENT DEVELOPMENTS

       On March 30, 2001, we announced that we would be discontinuing manufacturing operations at our Denver, Colorado facility in order to rationalize our operating facilities. Production at that facility ended in June 2001 with the transfer of all remaining inventory and certain manufacturing assets to other Company locations.

       In May 2001, at the end of our lease period, we moved our manufacturing operation in Austin, Texas from a 75,000 square foot facility to a 190,000 square foot leased facility.

                        WHERE TO FIND MORE INFORMATION

       SMTC files with the SEC annual, quarterly and current reports, proxy statements and other information. You may read and copy reports, statements or other information filed by SMTC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Copies of the SEC filings made by SMTC also are available to the public from commercial document retrieval services and at the worldwide website maintained by the SEC at "http://www.sec.gov."

       SMTC has filed a registration statement with the SEC with respect to the shares of common stock offered hereby. This prospectus is a part of that registration statement. However, as allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

       The SEC allows SMTC to "incorporate by reference" into this document information contained in another document that it may have filed separately with the SEC and that is publicly available. The information so incorporated by reference is deemed to be part of this prospectus, except to the extent it has been superseded by information that appears in this prospectus. This prospectus incorporates by reference the documents set forth below that previously have been filed with the SEC. These documents contain important information about SMTC and its finances.

Item                                                             Period
----                                                             ------
Annual Report on Form 10-K..................................     Fiscal year ended December 31, 2000
Proxy Statement for our 2001 Annual Meeting of
  Stockholders..............................................     Filed on April 2, 2001
Quarterly Report on Form 10-Q...............................     Quarter ended April 1, 2001
Quarterly Report on Form 10-Q...............................     Quarter ended July 1, 2001
Current Report on Form 8-K/A................................     Filed on February 5, 2001
The description of our common stock contained in our
  Registration Statement on Form 8-A........................     Filed on July 18, 2000

       All reports and other documents that we will file with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the common stock hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein. We undertake to provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials, at no cost, by writing to us at the following address or by telephoning us at the following telephone number:

                            Chief Financial Officer
                               SMTC Corporation
                                 635 Hood Road
                               Markham, Ontario
                                Canada L3R 4N6
                                (905) 479-1810

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the various expenses in connection with the sale and distribution of all of the securities registered in connection with our initial public offering, other than the underwriting discounts and commissions. All amounts shown are estimates, except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

     Securities and Exchange Commission Registration fee............................    $   53,434
     National Association of Securities Dealers, Inc. filing fee....................        13,000
     Nasdaq National Market listing fee.............................................        95,000
     Printing and engraving expenses................................................       800,000
     Legal fees and expenses........................................................     2,615,000
     Accounting fees and expenses...................................................       950,000
     Blue sky fees and expenses.....................................................         5,000
     Transfer agent and Registrar fees..............................................         3,500
     Miscellaneous..................................................................        63,500
                                                                                        ----------
          Total.....................................................................    $4,598,434
                                                                                        ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption), or
(iv) for any transaction from which the director derived an improper personal benefit.

        The Registrant's Certificate of Incorporation provides that the Registrant's directos shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under Delaware General Corporation law as in effect at the time such liability is determined. The By-Laws of the Registrant provide that the Registrant shall indemnify its directors to the full extent permitted by the laws of the State of Delaware.

ITEM 16. EXHIBITS

----------------------------------------------------------------------------------------------------------
Exhibit #        Description of Exhibit
----------------------------------------------------------------------------------------------------------
   1.1           Form of Underwriting Agreement. (5)
----------------------------------------------------------------------------------------------------------
 2.1.1           Reorganization and Merger Agreement dated as of July 26, 1999. (4)
----------------------------------------------------------------------------------------------------------
 2.1.2           Amendment to Reorganization and Merger Agreement, dated as of July 27, 2000.  (9)+
----------------------------------------------------------------------------------------------------------
   2.2           Stock Purchase Agreement dated as of May 23, 2000 (Pensar Corporation). (3)+
----------------------------------------------------------------------------------------------------------
   2.3           Stock Purchase Agreement dated as of November 22, 2000 (Qualtron Teoranta and
                 Qualtron, Inc.). (8)
----------------------------------------------------------------------------------------------------------
   2.4           Stock Purchase Agreement dated as of September 30, 1999 (W.F. Wood, Inc.). (1)+
----------------------------------------------------------------------------------------------------------
   3.1           Amended and Restated Certificate of Incorporation. (7)
----------------------------------------------------------------------------------------------------------
   3.2           Amended and Restated By-Laws. (7)
----------------------------------------------------------------------------------------------------------
   3.3           Certificate of Designation. (7)
----------------------------------------------------------------------------------------------------------
 4.1.1           Stockholders Agreement dated as of July 27, 2000. (6)
----------------------------------------------------------------------------------------------------------
 4.1.2           Amended and Restated Stockholders Agreement dated as of November 22, 2000. (9)
----------------------------------------------------------------------------------------------------------
   4.2           Form of certificate representing shares of common stock. (3)
----------------------------------------------------------------------------------------------------------
   4.3           Warrant to purchase shares of Class L common stock and schedule of warrants attached thereto. (5)
----------------------------------------------------------------------------------------------------------
   4.4           Warrant to purchase shares of Class A-1 common stock and schedule of warrants attached thereto. (5)
----------------------------------------------------------------------------------------------------------
   4.5           Warrant to purchase shares of Class A-1 and Class L common stock and schedule of warrants attached thereto. (5)
----------------------------------------------------------------------------------------------------------
   4.6           15% Senior Subordinated Note and schedule of notes attached thereto. (5)
----------------------------------------------------------------------------------------------------------
   4.7           Exchangeable Share Provisions attaching to the exchangeable shares of SMTC
                 Manufacturing Corporation of Canada. (7)
----------------------------------------------------------------------------------------------------------
   4.8           Exchangeable Share Support Agreement dated as of July 27, 2000 among SMTC, SMTC
                 Manufacturing Corporation of Canada and SMTC Nova Scotia Company. (7)
----------------------------------------------------------------------------------------------------------
   4.9           Voting & Exchange Trust Agreement dated as of July 27, 2000 among SMTC, SMTC
                 Manufacturing Corporation of Canada, CIBC Mellon Trust Company and SMTC Nova
                 Scotia Company. (7)
----------------------------------------------------------------------------------------------------------
  4.10           Secured Demand Note of SMTC Manufacturing Corporation of Canada dated July 3,
                 2000. (4)
----------------------------------------------------------------------------------------------------------
  4.11           Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
  4.12           Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
  4.13           Demand Note of SMTC Manufacturing Corporation of Canada dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
  4.14           Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
  4.15           Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
  4.16           Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
   5.1           Opinion of Ropes & Gray. (10)
----------------------------------------------------------------------------------------------------------
10.1.1           Credit and Guarantee Agreement dated as of July 28, 1999. (4)+
----------------------------------------------------------------------------------------------------------
10.1.2           First Amendment to Credit and Guarantee Agreement, dated as of November 4, 1999.
                 (5)
----------------------------------------------------------------------------------------------------------
10.1.3           Second Amendment to Credit and Guarantee Agreement, dated as of December 14, 1999.
                 (5)
----------------------------------------------------------------------------------------------------------
10.1.4           Third Amendment to Credit and Guarantee Agreement, dated as of May 15, 2000. (4)
----------------------------------------------------------------------------------------------------------
10.1.5           Amended and Restated Credit and Guarantee Agreement, dated as of July 27, 2000.
                 (7)+
----------------------------------------------------------------------------------------------------------
10.1.6           Amended and Restated Guarantee and Collateral Agreement dated as of July 27, 2000.
                 (7)
----------------------------------------------------------------------------------------------------------
10.1.7           First Amendment dated as of November 17, 2000 to the Amended and Restated Credit
                 and Guarantee Agreement. (9)
----------------------------------------------------------------------------------------------------------
10.1.8           Second Amendment dated as of December 28, 2000 to the Amended and Restated
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Exhibit #        Description of Exhibit
----------------------------------------------------------------------------------------------------------
                 Credit and Guarantee Agreement.(9)
----------------------------------------------------------------------------------------------------------
10.1.9           Third Amendment dated as of February 6, 2001 to the Amended and Restated Credit
                 and Guarantee Agreement.(9)
----------------------------------------------------------------------------------------------------------
  10.2           Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan. (1)
----------------------------------------------------------------------------------------------------------
  10.3           SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive
                 Plan. (7)
----------------------------------------------------------------------------------------------------------
10.4.1           Real Property Lease dated as of September 1, 1993 between Ogden Atlantic Design
                 Co., Inc. and Garrett and Garrett . (5)
----------------------------------------------------------------------------------------------------------
10.4.2           Lease Renewal Agreement dated as of September 1, 1996 between Atlantic Design Co.,
                 Inc. and Garrett and Garrett. (5)
----------------------------------------------------------------------------------------------------------
10.4.3           Assignment of Lease dated as of September 16, 1997 between Ogden Atlantic Design
                 Co., Inc. and The SMT Centre S.E. Inc. (5)
----------------------------------------------------------------------------------------------------------
  10.5           Form of Real Property Lease dated December 22, 1998 between Third Franklin Trust and W.F. Wood, Inc. (4)
----------------------------------------------------------------------------------------------------------
  10.6           Real Property Lease dated May 9, 1995 between Logitech Ireland Limited and Ogden
                 Atlantic Design (Europe) Limited. (5)
----------------------------------------------------------------------------------------------------------
  10.7           Real Property Sublease Agreement dated March 29, 1996 between Radian
                 International, LLC and The SMT Centre of Texas Inc. (5)
----------------------------------------------------------------------------------------------------------
  10.8           Real Property Lease, Work Letter Agreement and Lease Addendum between Edwin A.
                 Helwig and Barbara G. Helwig and The SMT Centre of Texas Inc. (5)
----------------------------------------------------------------------------------------------------------
  10.9           Real Property Lease dated as of September 15, 1998 between Warden-McPherson
                 Developments Ltd. and The Surface Mount Technology Centre Inc. (5)
----------------------------------------------------------------------------------------------------------
 10.10           Real Property Lease dated September 3, 1999 between Airedale Realty Trust and W.F.
                 Wood, Inc. (5)
----------------------------------------------------------------------------------------------------------
10.11.1          Real Property Revised Lease Agreement dated January 14, 1994 between HTM Building
                 Investors LLC and Hi-Tech Manufacturing, Inc. (2)
----------------------------------------------------------------------------------------------------------
10.11.2          First Amendment to Lease. (2)
----------------------------------------------------------------------------------------------------------
10.11.3          Second Amendment to Lease. (2)
----------------------------------------------------------------------------------------------------------
 10.12           Derrick D'Andrade Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
 10.13           Edward Johnson Employment Agreement dated May 18, 2000. (5)*
----------------------------------------------------------------------------------------------------------
 10.14           Gary Walker Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
 10.15           Paul Walker Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
 10.16           Philip Woodard Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
 10.17           Stanley Plzak Employment Agreement dated as of July 27, 2000.*
----------------------------------------------------------------------------------------------------------
 10.18           Warrant Subscription Agreement dated as of May 18, 2000. (3)
----------------------------------------------------------------------------------------------------------
 10.19           Senior Subordinated Loan Agreement dated as of May 18, 2000. (3)
----------------------------------------------------------------------------------------------------------
 10.20           Lease Agreement dated as of June 1, 2000 between SMTC Manufacturing Corporation of
                 North Carolina and Garrett and Garrett. (7)
----------------------------------------------------------------------------------------------------------
 10.21           Lease Agreement dated as of August 11, 2000 between SMTC Manufacturing Corporation of Massachusetts and Lincoln-Franklin LLC. (7)
----------------------------------------------------------------------------------------------------------
 10.22           Class N Common Stock Redemption Agreement dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
 10.23           Lease Agreement dated as of May 12, 1998 between the Haverdyne Company, LLC and
                 Qualtron, Inc. (9)
----------------------------------------------------------------------------------------------------------
10.24.1          Management Agreement dated July 30, 1999. (1)
----------------------------------------------------------------------------------------------------------
10.24.2          Termination Agreement dated as of July 27, 2000. (9)
----------------------------------------------------------------------------------------------------------
 10.25           Share Purchase Agreement dated July 26, 2000 for the purchase of Gary Walker's
                 Class Y shares.(9)
----------------------------------------------------------------------------------------------------------
 10.26           Funding Agreement dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
 10.27           Promissory Note dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
 10.28           Pledge Agreement dated July 26, 2000 with respect to shares of common stock of
                 SMTC owned by Gary Walker.(9)
----------------------------------------------------------------------------------------------------------
 10.29           Class N Common Stock Redemption Agreement dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
10.30.1          Real Estate Sale Agreement between Flextronics International USA, Inc., as Seller, and SMTC Manufacturing Corporation of Texas, as Purchaser, dated February 23,
                 2001.(9)
----------------------------------------------------------------------------------------------------------
10.30.2          First Amendment to Real Estate Sale Agreement dated July 31, 2001 between
                 Flextronics International USA, Inc. and SMTC Manufacturing Corporation of
                 Texas.(11)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Exhibit #        Description of Exhibit
----------------------------------------------------------------------------------------------------------
 10.31          Letter Agreement dated June 19, 2000 regarding Stockholders Agreement Lock-Up.(3)
----------------------------------------------------------------------------------------------------------
 10.32          Real Property Lease dated as of November 24, 2000 between Udaras Na Gaeltachta and
                Qualtron Teoranta.(11)
----------------------------------------------------------------------------------------------------------
 10.33          First Amendment to Real Property Lease dated July 31, 2001 between Flextronics
                International USA, Inc. and SMTC Manufacturing Corporation of Texas.(11)
----------------------------------------------------------------------------------------------------------
 16.1           Letter from PricewaterhouseCoopers regarding change in certifying accountants.(1)
----------------------------------------------------------------------------------------------------------
 16.2           Letter from Arthur Andersen regarding change in certifying accountants.(1)
----------------------------------------------------------------------------------------------------------
 21.1           Subsidiaries of the registrant.(9)
----------------------------------------------------------------------------------------------------------
 23.1           Consent of Ropes & Gray (included in Exhibit 5.1).
----------------------------------------------------------------------------------------------------------
 23.2           Consent of KPMG LLP, Toronto, Canada.
----------------------------------------------------------------------------------------------------------
 23.3           Consent of KPMG LLP, Milwaukee, Wisconsin.
----------------------------------------------------------------------------------------------------------
 23.4           Consent of KPMG, Ireland.
----------------------------------------------------------------------------------------------------------
 23.5           Consent of Arthur Andersen LLP.
----------------------------------------------------------------------------------------------------------
 23.6           Consent of Canby, Maloney & Co., Inc.
----------------------------------------------------------------------------------------------------------
 24.1           Power of Attorney (included on signature pages).


(1) Filed as an Exhibit to the Company's Registration Statement on Form S-1 filed on March 24, 2000 (File No. 333-33208) and incorporated by reference herein.
(2) Filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 filed on May 24, 2000 (File No. 333-33208) and incorporated by reference herein.
(3) Filed as an Exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed on June 19, 2000 (File No. 333-33208) and incorporated by reference herein.
(4) Filed as an Exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed on July 10, 2000 (File No. 333-33208) and incorporated by reference herein.
(5) Filed as an Exhibit to Amendment No. 4 to the Company's Registration Statement on Form S-1 filed on July 18, 2000 (File No. 333-33208) and incorporated by reference herein.
(6) Filed as an Exhibit to the Company's Registration Statement on Form S-8 filed on August 22, 2000 (File No. 333-44250) and incorporated by reference herein.
(7) Filed as an Exhibit to the Company's Report on Form 10-Q for the quarterly period ended October 1, 2000 filed on November 15, 2000 (File No. 0-31051) and incorporated by reference herein.
(8) Filed as an Exhibit to the Company's Current Report on Form 8-K filed on December 7, 2000 (File No. 0-31051) and incorporated by reference herein.
(9) Filed as an Exhibit to the Company's Report on Form 10-K filed on April 2, 2001 (File No. 0-31051) and incorporated by reference herein.
(10) Filed as an Exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 filed on July 20, 2000 (File No. 333-33208) and incorporated by reference herein.
(11) Filed as an Exhibit to the Company's Report on Form 10-Q for the quarterly period ended July 1, 2001 filed on August 15, 2001 (File No. 0-31051) and incorporated by reference herein.
*    Management contract or compensatory plan
+ The Registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement upon request by the SEC.

ITEM 17.  UNDERTAKINGS

                    The Registrant hereby undertakes:

                    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if
          --------  -------
          the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (5) the undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information; and

          (6) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction on the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Markham, The Province of Ontario, on this 23rd day of August, 2001.


                                    SMTC CORPORATION

                                    By: /s/ Paul Walker
                                        ------------------------
                                        Name: Paul Walker
                                        Title: President and Chief Executive
                                                Officer


                               POWER OF ATTORNEY
                               -----------------

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints each of Paul Walker and Richard Smith, each with full power of substitution, his true and lawful attorney-in-fact and agent with full power to him to sign for him and in his name in the capacities indicated below any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, and he hereby ratifies and confirms his signature as it may be signed by said attorney to any and all such amendments.

     Pursuant to the requirements of the Securities Exchange Act of 1933, this Post-Effective Amendment to Form S-1 on Form S-3 has been signed by the following persons in the capacities and on the date indicated:

Signature                         Title                                   Date
----------------------------      -----                                   ----

/s/ Paul Walker                   President, Chief Executive              August 23, 2001
----------------------------      Officer (Principal Executive Officer)
Paul Walker                       and Director



/s/ Richard Smith                 Vice President and Chief                August 23, 2001
----------------------------      Financial Officer
Richard Smith                     (Principal Financial and
                                  Accounting Officer)



/s/ Gary Walker                   Executive Vice President,               August 23, 2001
----------------------------      Business Programs Management
Gary Walker                       and Director



/s/ Ian Loring                    Director                                August 23, 2001
----------------------------
Ian Loring


/s/ Blair Hendrix                 Director                                August 23, 2001
----------------------------
Blair Hendrix


/s/ Stephen Adamson               Director                                August 23, 2001
----------------------------
Stephen Adamson

                                  Director                                August 23, 2001
----------------------------
Mark Benham


/s/ Michael Griffiths             Director                                August 23, 2001
----------------------------
Michael Griffiths


/s/ Anthony Sigel                 Director                                August 23, 2001
----------------------------
Anthony Sigel

                                 EXHIBIT INDEX

----------------------------------------------------------------------------------------------------------
Exhibit #        Description of Exhibit
----------------------------------------------------------------------------------------------------------
    1.1          Form of Underwriting Agreement. (5)
----------------------------------------------------------------------------------------------------------
  2.1.1          Reorganization and Merger Agreement dated as of July 26, 1999. (4)
----------------------------------------------------------------------------------------------------------
  2.1.2          Amendment to Reorganization and Merger Agreement, dated as of July 27, 2000.  (9) +
----------------------------------------------------------------------------------------------------------
    2.2          Stock Purchase Agreement dated as of May 23, 2000 (Pensar Corporation). (3)+
----------------------------------------------------------------------------------------------------------
    2.3          Stock Purchase Agreement dated as of November 22, 2000 (Qualtron Teoranta and
                 Qualtron, Inc.). (8)
----------------------------------------------------------------------------------------------------------
    2.4          Stock Purchase Agreement dated as of September 30, 1999 (W.F. Wood, Inc.). (1)+
----------------------------------------------------------------------------------------------------------
    3.1          Amended and Restated Certificate of Incorporation. (7)
----------------------------------------------------------------------------------------------------------
    3.2          Amended and Restated By-Laws. (7)
----------------------------------------------------------------------------------------------------------
    3.3          Certificate of Designation. (7)
----------------------------------------------------------------------------------------------------------
  4.1.1          Stockholders Agreement dated as of July 27, 2000. (6)
----------------------------------------------------------------------------------------------------------
  4.1.2          Amended and Restated Stockholders Agreement dated as of November 22, 2000. (9)
----------------------------------------------------------------------------------------------------------
    4.2          Form of certificate representing shares of common stock. (3)
----------------------------------------------------------------------------------------------------------
    4.3          Warrant to purchase shares of Class L common stock and schedule of warrants attached thereto. (5)
----------------------------------------------------------------------------------------------------------
    4.4          Warrant to purchase shares of Class A-1 common stock and schedule of warrants attached thereto. (5)
----------------------------------------------------------------------------------------------------------
    4.5          Warrant to purchase shares of Class A-1 and Class L common stock and schedule of warrants attached thereto. (5)
----------------------------------------------------------------------------------------------------------
    4.6          15% Senior Subordinated Note and schedule of notes attached thereto. (5)
----------------------------------------------------------------------------------------------------------
    4.7          Exchangeable Share Provisions attaching to the exchangeable shares of SMTC
                 Manufacturing Corporation of Canada. (7)
----------------------------------------------------------------------------------------------------------
    4.8          Exchangeable Share Support Agreement dated as of July 27, 2000 among SMTC, SMTC
                 Manufacturing Corporation of Canada and SMTC Nova Scotia Company. (7)
----------------------------------------------------------------------------------------------------------
    4.9          Voting & Exchange Trust Agreement dated as of July 27, 2000 among SMTC, SMTC
                 Manufacturing Corporation of Canada, CIBC Mellon Trust Company and SMTC Nova
                 Scotia Company. (7)
----------------------------------------------------------------------------------------------------------
   4.10          Secured Demand Note of SMTC Manufacturing Corporation of Canada dated July 3,
                 2000. (4)
----------------------------------------------------------------------------------------------------------
   4.11          Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
   4.12          Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
   4.13          Demand Note of SMTC Manufacturing Corporation of Canada dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
   4.14          Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
   4.15          Secured Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
   4.16          Demand Note of HTM Holdings, Inc. dated July 3, 2000. (4)
----------------------------------------------------------------------------------------------------------
    5.1          Opinion of Ropes & Gray. (10)
----------------------------------------------------------------------------------------------------------
 10.1.1          Credit and Guarantee Agreement dated as of July 28, 1999. (4)+
----------------------------------------------------------------------------------------------------------
 10.1.2          First Amendment to Credit and Guarantee Agreement, dated as of November 4, 1999.
                 (5)
----------------------------------------------------------------------------------------------------------
 10.1.3          Second Amendment to Credit and Guarantee Agreement, dated as of December 14, 1999.
                 (5)
----------------------------------------------------------------------------------------------------------
 10.1.4          Third Amendment to Credit and Guarantee Agreement, dated as of May 15, 2000. (4)
----------------------------------------------------------------------------------------------------------
 10.1.5          Amended and Restated Credit and Guarantee Agreement, dated as of July 27, 2000.
                 (7)+
----------------------------------------------------------------------------------------------------------
 10.1.6          Amended and Restated Guarantee and Collateral Agreement dated as of July 27, 2000.
                 (7)
----------------------------------------------------------------------------------------------------------
 10.1.7          First Amendment dated as of November 17, 2000 to the Amended and Restated Credit
                 and Guarantee Agreement. (9)
----------------------------------------------------------------------------------------------------------
 10.1.8          Second Amendment dated as of December 28, 2000 to the Amended and Restated Credit
                 and Guarantee Agreement.(9)
----------------------------------------------------------------------------------------------------------
 10.1.9          Third Amendment dated as of February 6, 2001 to the Amended and Restated
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Exhibit #        Description of Exhibit
----------------------------------------------------------------------------------------------------------
                 Credit and Guarantee Agreement.(9)
----------------------------------------------------------------------------------------------------------
   10.2          Amended and Restated SMTC (HTM) 1998 Equity Incentive Plan. (1)
----------------------------------------------------------------------------------------------------------
   10.3          SMTC Corporation/SMTC Manufacturing Corporation of Canada 2000 Equity Incentive
                 Plan. (7)
----------------------------------------------------------------------------------------------------------
 10.4.1          Real Property Lease dated as of September 1, 1993 between Ogden Atlantic Design
                 Co., Inc. and Garrett and Garrett . (5)
----------------------------------------------------------------------------------------------------------
 10.4.2          Lease Renewal Agreement dated as of September 1, 1996 between Atlantic Design Co.,
                 Inc. and Garrett and Garrett. (5)
----------------------------------------------------------------------------------------------------------
 10.4.3          Assignment of Lease dated as of September 16, 1997 between Ogden Atlantic Design
                 Co., Inc. and The SMT Centre S.E. Inc. (5)
----------------------------------------------------------------------------------------------------------
   10.5          Form of Real Property Lease dated December 22, 1998 between Third Franklin Trust and W.F. Wood, Inc. (4)
----------------------------------------------------------------------------------------------------------
   10.6          Real Property Lease dated May 9, 1995 between Logitech Ireland Limited and Ogden
                 Atlantic Design (Europe) Limited. (5)
----------------------------------------------------------------------------------------------------------
   10.7          Real Property Sublease Agreement dated March 29, 1996 between Radian
                 International, LLC and The SMT Centre of Texas Inc. (5)
----------------------------------------------------------------------------------------------------------
   10.8          Real Property Lease, Work Letter Agreement and Lease Addendum between Edwin A.
                 Helwig and Barbara G. Helwig and The SMT Centre of Texas Inc. (5)
----------------------------------------------------------------------------------------------------------
   10.9          Real Property Lease dated as of September 15, 1998 between Warden-McPherson
                 Developments Ltd. and The Surface Mount Technology Centre Inc. (5)
----------------------------------------------------------------------------------------------------------
  10.10          Real Property Lease dated September 3, 1999 between Airedale Realty Trust and W.F.
                 Wood, Inc. (5)
----------------------------------------------------------------------------------------------------------
10.11.1          Real Property Revised Lease Agreement dated January 14, 1994 between HTM Building
                 Investors LLC and Hi-Tech Manufacturing, Inc. (2)
----------------------------------------------------------------------------------------------------------
10.11.2          First Amendment to Lease. (2)
----------------------------------------------------------------------------------------------------------
10.11.3          Second Amendment to Lease. (2)
----------------------------------------------------------------------------------------------------------
  10.12          Derrick D'Andrade Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
  10.13          Edward Johnson Employment Agreement dated May 18, 2000. (5)*
----------------------------------------------------------------------------------------------------------
  10.14          Gary Walker Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
  10.15          Paul Walker Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
  10.16          Philip Woodard Employment Agreement dated July 30, 1999. (1)*
----------------------------------------------------------------------------------------------------------
  10.17          Stanley Plzak Employment Agreement dated as of July 27, 2000.*
----------------------------------------------------------------------------------------------------------
  10.18          Warrant Subscription Agreement dated as of May 18, 2000. (3)
----------------------------------------------------------------------------------------------------------
  10.19          Senior Subordinated Loan Agreement dated as of May 18, 2000. (3)
----------------------------------------------------------------------------------------------------------
  10.20          Lease Agreement dated as of June 1, 2000 between SMTC Manufacturing Corporation of
                 North Carolina and Garrett and Garrett. (7)
----------------------------------------------------------------------------------------------------------
  10.21          Lease Agreement dated as of August 11, 2000 between SMTC Manufacturing Corporation of Massachusetts and Lincoln-Franklin LLC. (7)
----------------------------------------------------------------------------------------------------------
  10.22          Class N Common Stock Redemption Agreement dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
  10.23          Lease Agreement dated as of May 12, 1998 between the Haverdyne Company, LLC and
                 Qualtron, Inc. (9)
----------------------------------------------------------------------------------------------------------
10.24.1          Management Agreement dated July 30, 1999. (1)
----------------------------------------------------------------------------------------------------------
10.24.2          Termination Agreement dated as of July 27, 2000. (9)
----------------------------------------------------------------------------------------------------------
  10.25          Share Purchase Agreement dated July 26, 2000 for the purchase of Gary Walker's
                 Class Y shares.(9)
----------------------------------------------------------------------------------------------------------
  10.26          Funding Agreement dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
  10.27          Promissory Note dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
  10.28          Pledge Agreement dated July 26, 2000 with respect to shares of common stock of
                 SMTC owned by Gary Walker.(9)
----------------------------------------------------------------------------------------------------------
  10.29          Class N Common Stock Redemption Agreement dated July 26, 2000.(9)
----------------------------------------------------------------------------------------------------------
10.30.1          Real Estate Sale Agreement between Flextronics International USA, Inc., as Seller, and SMTC Manufacturing Corporation of Texas, as Purchaser, dated February 23,
                 2001.(9)
----------------------------------------------------------------------------------------------------------
10.30.2          First Amendment to Real Estate Sale Agreement dated July 31, 2001 between
                 Flextronics International USA, Inc. and SMTC Manufacturing Corporation of
                 Texas.(11)
----------------------------------------------------------------------------------------------------------
  10.31          Letter Agreement dated June 19, 2000 regarding Stockholders Agreement Lock-Up.(3)
----------------------------------------------------------------------------------------------------------
  10.32          Real Property Lease dated as of November 24, 2000 between Udaras Na Gaeltachta and
                 Qualtron Teoranta.(11)
----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Exhibit #        Description of Exhibit
----------------------------------------------------------------------------------------------------------
  10.33          First Amendment to Real Property Lease dated July 31, 2001 between Flextronics
                 International USA, Inc. and SMTC Manufacturing Corporation of Texas.(11)
----------------------------------------------------------------------------------------------------------
   16.1          Letter from PricewaterhouseCoopers regarding change in certifying accountants.(1)
----------------------------------------------------------------------------------------------------------
   16.2          Letter from Arthur Andersen regarding change in certifying accountants.(1)
----------------------------------------------------------------------------------------------------------
   21.1          Subsidiaries of the registrant.(9)
----------------------------------------------------------------------------------------------------------
   23.1          Consent of Ropes & Gray (included in Exhibit 5.1).
----------------------------------------------------------------------------------------------------------
   23.2          Consent of KPMG LLP, Toronto, Canada.
----------------------------------------------------------------------------------------------------------
   23.3          Consent of KPMG LLP, Milwaukee, Wisconsin.
----------------------------------------------------------------------------------------------------------
   23.4          Consent of KPMG, Ireland.
----------------------------------------------------------------------------------------------------------
   23.5          Consent of Arthur Andersen LLP.
----------------------------------------------------------------------------------------------------------
   23.6          Consent of Canby, Maloney & Co., Inc.
----------------------------------------------------------------------------------------------------------
   24.1          Power of Attorney (included on signature pages).
----------------------------------------------------------------------------------------------------------

(1) Filed as an Exhibit to the Company's Registration Statement on Form S-1 filed on March 24, 2000 (File No. 333-33208) and incorporated by reference herein.
(2) Filed as an Exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 filed on May 24, 2000 (File No. 333-33208) and incorporated by reference herein.
(3) Filed as an Exhibit to Amendment No. 2 to the Company's Registration Statement on Form S-1 filed on June 19, 2000 (File No. 333-33208) and incorporated by reference herein.
(4) Filed as an Exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-1 filed on July 10, 2000 (File No. 333-33208) and incorporated by reference herein.
(5) Filed as an Exhibit to Amendment No. 4 to the Company's Registration Statement on Form S-1 filed on July 18, 2000 (File No. 333-33208) and incorporated by reference herein.
(6) Filed as an Exhibit to the Company's Registration Statement on Form S-8 filed on August 22, 2000 (File No. 333-44250) and incorporated by reference herein.
(7) Filed as an Exhibit to the Company's Report on Form 10-Q for the quarterly period ended October 1, 2000 filed on November 15, 2000 (File No. 0-31051) and incorporated by reference herein.
(8) Filed as an Exhibit to the Company's Current Report on Form 8-K filed on December 7, 2000 (File No. 0-31051) and incorporated by reference herein.
(9) Filed as an Exhibit to the Company's Report on Form 10-K filed on April 2, 2001 (File No. 0-31051) and incorporated by reference herein.
(10) Filed as an Exhibit to Amendment No. 5 to the Company's Registration Statement on Form S-1 filed on July 20, 2000 (File No. 333-33208) and incorporated by reference herein.
(11) Filed as an Exhibit to the Company's Report on Form 10-Q for the quarterly period ended July 1, 2001 filed on August 15, 2001 (File No. 0-31051) and incorporated by reference herein.
*    Management contract or compensatory plan
+ The Registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit to such agreement upon request by the SEC.